AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 20, 2003

                                        REGISTRATION FILE NO. __________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            PALMETTO BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

       South Carolina                                         74-2235055
(State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                         Identification No.)

                               301 HILLCREST DRIVE
                          LAURENS, SOUTH CAROLINA 29360
                           (864) 984-4551 (TELEPHONE)
                          ------------------------------
          (Address, including Zip code, and telephone number, including area code, of registrant's principal executive offices)

   AMENDED AND RESTATED PALMETTO BANCSHARES, INC. 1997 STOCK COMPENSATION PLAN
   ---------------------------------------------------------------------------
                              (Full title of plans)

                                L. LEON PATTERSON
                            PALMETTO BANCSHARES, INC.
                               301 HILLCREST DRIVE
                               POST OFFICE BOX 49
                          LAURENS, SOUTH CAROLINA 29360
                                 (864) 984-4551
                          ------------------------------
(Name, address, and telephone number, including area code, of agent for service)

                                   Copies to:
                             ANDREW B. COBURN, ESQ.
                     WYCHE, BURGESS, FREEMAN & PARHAM, P.A.
                               POST OFFICE BOX 728
                      GREENVILLE, SOUTH CAROLINA 29602-0728
              (864) 242-8200 (TELEPHONE) (864) 235-8900 (FACSIMILE)

                                           CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
                                      Proposed Maximum            Proposed Maximum
Title of Each Class                   Amount to                   Offering Price            Aggregate           Amount of
of Securities to be Registered        be Registered               Per Security              Offering Price (1)  Registration Fee
--------------------------------------------------------------------------------------------------------------------------------
Common Stock........                  100,000 shares              $ (1)                     $1,199,416.00       $97.03
--------------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457(h), the exercise price of $20.00 is used for the purpose of calculating the registration fee as to 8,400 shares for which options have been granted and book value of $11.26 is used for purposes of calculating the registration fee as to 91,600 shares for which options have not yet been granted.

                   The Exhibit Index appears on Page 5 hereof.

PART I:  INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION.

         Not included in this Registration Statement but provided or to be provided to the participants in the following plan (the "Plan") of Palmetto Bancshares, Inc. (the "Company") pursuant to Rule 428(b) of the Securities Act of 1933, as amended (the "Securities Act").

     Amended and Restated Palmetto Bancshares, Inc. 1997 Stock Compensation Plan

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Not included in this Registration Statement but provided or to be provided to the Plan's participants pursuant to Rule 428(b) of the Securities Act.

PART II:  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents or portions thereof are hereby incorporated by reference:

          The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 filed on March 18, 2003, Commission File No. 0-26016.

          The Company's Quarterly Report on Form 10-Q for the period ended March 31, 2003 filed on May 15, 2003, Commission File No. 0-26016.

          The Company's Quarterly Report on Form 10-Q for the period ended June 30, 2003 filed on August 14, 2003, Commission File No. 0-26016.

         All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the Company's 2002 fiscal year.

          The description of the Company's common stock contained in or incorporated into the Company's registration statement on Form 8-A filed with the Securities and Exchange Commission on or about April 30, 1995, including any amendments thereto or reports filed for the purpose of updating such description, Commission File No. 0-26016.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof, from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The law firm of Wyche, Burgess, Freeman & Parham, P.A., located in Greenville, South Carolina, is counsel to the registrant in connection with this Registration Statement. James M. Shoemaker, Jr., Esq., a member of Wyche, Burgess, Freeman & Parham, P.A., is a Director of Palmetto Bancshares, Inc. and owns at the filing of this Registration Statement 19,200 shares of common stock of the registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Sections 33-8-500 through 33-8-580 of the 1976 Code of Laws of South Carolina, as amended, (the "Code") relating to permissible, mandatory and court-ordered indemnification of directors and officers of South Carolina corporations in certain circumstances are set forth in Exhibit 99.2 of this Registration Statement and are incorporated herein by reference.

         Article V of the Company's Bylaws provides as follows:

          "SS.5.1  Indemnification of Directors.

          Unless otherwise provided in the articles, the corporation shall indemnify any individual made a party to a proceeding because he is or was a director of the company, against liability incurred in the proceeding, but only if such indemnification is both (i) permissible and (ii) authorized, as defined in subsection (a) of this ss. 5.1. (Such indemnification is further subject to the limitation specified in subsection (c).)

(a)       Determination and Authorization

          The corporation shall  not  indemnify a director under this ss. 5.1 of
Article V unless:

          (1)      Determination:
                   A determination has been made in accordance with the procedures set forth in ss. 33-8- 550(b) of the Act that the director met the standard of conduct set forth in subsection
                   (b) below, and

          (2)      Authorization:
                   The board of directors (as specified in ss. 33-8-550(c) of the Act) authorizes payment after they have concluded that the expenses are reasonable, the corporation has the financial ability to make the payment, and that the financial resources of the Company should be devoted to this use rather than some other use by the corporation.

(b)         Standard of Conduct

            The individual shall demonstrate that:

            (1) he conducted himself in good faith; and
            (2) he reasonably believed:

                   (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and

                   (ii) in all other cases, that his conduct was at least not opposed to its best interests; and

                   (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

            The corporation shall not indemnify a director under this ss. 5.1 of
Article V:

            (1) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

            (2) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

(c)         Indemnification in Derivative Actions Limited

            Indemnification permitted under this ss. 5.1 of Article V in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

SS.5.2  Advance Expenses for Directors

If a determination is made, following the procedures of Article V ss. 5.1(a), that the director has met the following requirements; and if an authorization of payment is made, also following the procedures and standards set forth in
Article V ss. 5.1(a); then unless otherwise provided in the articles of incorporation, the Company shall pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding, if:

(a) the director furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct described in subsection (b) of ss. 5.1 of this Article V.

(b) the director furnishes the corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct (which undertaking must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment); and

(c) a determination is made that the facts then known to those making the determination would not preclude indemnification under section
            5.1 of this Article V or ss. 33-8-500 through ss. 33-8-580 of the Act.

SS.5.3 Indemnification of Officers, Agents, and Employees Who Are Not Directors.

Unless otherwise provided in the articles of incorporation the board of directors may indemnify and advance expenses to any officer, employee, or agent of the corporation, who is not a director of the corporation, to any extent, consistent with public policy, as determined by the general or specific action of the board of directors."

          The Company's Articles of Incorporation provide that a director of the Company shall not be personally liable to the Company or any of its shareholders for monetary damages for breach of fiduciary duty as a director, provided that a director's liability shall not be eliminated or limited with respect to (i) any breach of the director's duty of loyalty to the Company or its stockholders;
(ii) acts or omissions not in good faith or which involve gross negligence, intentional misconduct, or a knowing violation of laws; (iii) liability imposed under Section 33-8-330 of the South Carolina Business Corporation Act of 1988 (relating to improper distributions to shareholders); or (iv) liability for any transaction from which the director derived an improper personal benefit.

          Furthermore, Section 14 of the Plan, entitled "Indemnification of Board or Committee," provides that, in addition to rights of indemnification they may have as members of the Board, the members of the Board or Committee shall, to the fullest extent permitted by law, be indemnified by the Company against the reasonable expenses, including attorney's fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided the settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Board member or Committee member is liable for gross negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding the Board member or Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

Policies of insurance are maintained by the Company under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such officers or directors.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

4.1 Articles of Incorporation: Incorporated by reference to Exhibit 3 to the Company's Registration Statement on Form S-4, File No. 33-19367 (the "Form S-4").

4.2 Articles of Amendment: Incorporated by reference to Exhibit 4.1.2 to the Company's Registration Statement on Form S-8, Commission File Number 33-51212, filed on August 20, 1992.

4.3 Articles of Amendment: Incorporated by reference to Exhibit 4.1.3 to the Company's Registration Statement on Form S-8, Commission File Number 33-51212, filed on August 20, 1992.

4.4 Articles of Amendment: Incorporated by reference to Exhibit 4.1.4 to the Company's Registration Statement on Form S-8, Commission File Number 33-51212, filed on August 20, 1992.

4.5 Articles of Amendment: Incorporated by reference to Exhibit 3.1.5 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1996.

4.6 Bylaws of the Company: Incorporated by reference to Exhibit 3.2.1 to the Company's Annual Report on Form 10-K filed on March 31, 1997.

4.7       Amendment to Bylaws  of  the  Company:  Incorporated  by  reference to
          Exhibit 3.2.2 to the Company's Annual Report on Form 10-K filed on March 31, 1997.

4.7 Specimen certificate for common stock of the Company: Incorporated by reference to Exhibit 4.3 of the Company's Registration Statement on Form S-8, Commission File Number 33-55212, filed on August 20, 1992.

5.1 Opinion of Wyche, Burgess, Freeman & Parham, P.A. regarding legality of shares of Palmetto Bancshares, Inc.

23.1      Consent of Elliott Davis, LLC.

23.2      Consent of KPMG LLP

23.3      Consent of Wyche,  Burgess,  Freeman  &  Parham,  P.A.:   contained in
          Exhibit 5.1.

24.1      Power  of  Attorney:     Contained  on  the  signature  page  of  this
          Registration Statement.

99.1      Amended and Restated Palmetto Bancshares, Inc. 1997 Stock Compensation
          Plan.

99.2 Sections 33-8-500 through -580 of the 1976 Code of Laws of South Carolina, as amended.

ITEM 9.  UNDERTAKINGS.

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                           (i) To include  any  prospectus  required  by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of
                  Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
         Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                       [Page ends; signature page follows]

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, Palmetto Bancshares, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Laurens, State of South Carolina, on August 20, 2003.

                             PALMETTO BANCSHARES, INC.


                             By: /s/ L. Leon Patterson
                                 -----------------------------------------
                                 L. Leon Patterson
                                 Chairman & Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints L. Leon Patterson and Paul W. Stringer and each of them, as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all annexes thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated:

SIGNATURE                                    TITLE                                          DATE


/s/ L. Leon Patterson
----------------------                      Chairman and Chief Executive Officer         August 20, 2003
L. Leon Patterson                           (Principal Executive Officer)

/s/ Paul W. Stringer
--------------------                        President and Chief Operating Officer        August 20, 2003
Paul W. Stringer                            (Principal Accounting and Financial Officer
                                            and Director)

/s/ J. David Wasson, Jr.
--------------------                        Director                                     August 20, 2003
J. David Wasson, Jr.

/s/ Sam B. Phillips, Jr.
--------------------                        Director                                     August 20, 2003
Sam B. Phillips, Jr.


--------------------                        Director                                     ___________, 2003
William S. Moore


--------------------                        Director                                     ___________, 2003
John T. Gramling, II

/s/ James M. Shoemaker
--------------------                        Director                                     August 20, 2003
James M. Shoemaker


                                       8

/s/ Edward K. Snead, III
--------------------                        Director                                     August 20, 2003
Edward K. Snead, III

/s/ W. Fred Davis, Jr.
--------------------                        Director                                     August 20, 2003
W. Fred Davis, Jr.


--------------------                        Director                                     ___________, 2003
David P. George, Jr.

/s/ Michael D. Glenn
--------------------                        Director                                     August 20, 2003
Michael D. Glenn

/s/ Ann B. Smith
--------------------                        Director                                     August 20, 2003
Ann B. Smith










                        INDEX TO EXHBITS CONTAINED HEREIN


Exhibit


5.1 Opinion of Wyche, Burgess, Freeman & Parham, P.A. regarding legality of shares of Palmetto Bancshares, Inc.

23.1      Consent of Elliott Davis, LLC.

23.2      Consent of KPMG LLP

23.3      Consent  of  Wyche,  Burgess,  Freeman  &  Parham, P.A.:  contained in
          Exhibit 5.1.

24.1      Power of Attorney:   Contained  on   the  signature   page   of   this
          Registration Statement.

99.1      Amended and Restated Palmetto Bancshares, Inc. 1997 Stock Compensation
          Plan.

99.2 Sections 33-8-500 through -580 of the 1976 Code of Laws of South Carolina, as amended.








                                       10